Exhibit 10.1

AMENDMENT TO SECURED PROMISSORY NOTE

This Amendment to Secured Promissory Note (this “Amendment”) is entered into as of May 12, 2020 by and between ILIAD RESEARCH AND TRADING, L.P., a Utah limited partnership (“Lender”), and MYOMO, INC., a Delaware corporation (“Borrower”). Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Note (as defined below).

A.    Borrower previously issued to Lender a Secured Promissory Note dated October 22, 2019 in the principal amount of $3,300,000.00 (and, as amended hereby, the “Note”).

B.    Borrower has requested that Lender make the Note convertible into Borrower’s common stock at Borrower’s option.

C.    Lender has agreed, subject to the terms, amendments, conditions and understandings expressed in this Amendment, to make the Note convertible.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.    Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2.    Amendments.

(a)    The following sentence shall be added at the end of Section 4.1 of the Note:

“Borrower’s failure to timely deliver Conversion Shares via the DTC DWAC system to Lender shall be considered an Event of Default and a Major Default hereunder.”

(b)    Section 3 of the Note shall be deleted in its entirety and replaced with the following:

“3.    Redemptions.

3.1    Conversion Price. The conversion price for each Conversion (as defined below) shall be calculated pursuant to the following formula: 91% multiplied by the lowest daily volume weighted average price of the Common Stock (as defined in the Purchase Agreement) during the ten (10) Trading Days (the “Measurement Period”) immediately preceding the applicable Conversion (the “Conversion Price”). If there is a stock split or other similar adjustment (“Stock Event”) to the share price of the Common Stock that occurs during the Measurement Period, the volume weighted average price for all Trading Days during the Measurement Period prior to the effectiveness of such Stock Event shall be appropriately adjusted to reflect such Stock Event.

3.2    Redemptions. Beginning on the date that is six (6) months after the Purchase Price Date, Lender shall have the right, exercisable at any time in its sole and absolute discretion,

to redeem any amount of the Note up to the Maximum Monthly Redemption Amount (such amount, the “Redemption Amount”) per calendar month by providing Borrower with a notice substantially in the form attached hereto as Exhibit A (each, a “Redemption Notice”, and each date on which Lender delivers a Redemption Notice, a “Redemption Date”). For the avoidance of doubt, Lender may submit to Borrower one (1) or more Redemption Notices in any given calendar month so long as the aggregate amount being redeemed in such month does not exceed the Maximum Monthly Redemption Amount. Upon receipt of any Redemption Notice, if there is not an Equity Conditions Failure on the applicable Redemption Date, Borrower may, at its election, either (i) pay the applicable Redemption Amount to Lender by converting the applicable Redemption Amount into shares of Common Stock (“Conversion Shares”) in accordance with this Section 3.2 (each, a “Conversion”) per the following formula: the number of Conversion Shares equals the Redemption Amount being converted divided by the Conversion Price, or (ii) pay the applicable Redemption Amount to Lender in cash. With respect to each Redemption Amount that is paid in Conversion Shares, the applicable Conversion Shares must be delivered to Lender within three (3) Trading Days of Borrower’s receipt of a Redemption Notice. With respect to each Redemption Amount that is paid in cash, Borrower shall pay such amount to Lender within seven (7) Trading Days of Borrower’s receipt of such Redemption Notice. Notwithstanding the foregoing, upon receipt of a Redemption Notice, if there is an Equity Conditions Failure on the applicable Redemption Date, Borrower must pay the applicable Redemption Amount in cash to Lender within seven (7) Trading Days of Borrower’s receipt of such Redemption Notice. If Borrower is obligated to pay a Redemption Amount in cash as required by this Section 3.2 and does not pay such Redemption Amount to Lender in cash within three (3) Trading Days of Borrower’s receipt of a Redemption Notice, then an amount equal to twenty-five percent (25%) of such Redemption Amount will be added to the Outstanding Balance. Borrower shall have the right to defer up to three (3) separate redemptions for up to thirty (30) days each by providing written notice to Lender within three (3) Trading Days of its receipt of a Redemption Notice. In the event Borrower elects to exercise its deferral right, the Outstanding Balance shall automatically be increased by: (a) the greater of $35,000.00 and one percent (1%) of the Outstanding Balance as of the date Borrower exercises such deferral right for the first deferral, (b) the greater of $35,000.00 and one and a quarter percent (1.25%) of the Outstanding Balance as of the date Borrower exercises such deferral right for the second deferral, and (c) the greater of $35,000.00 and one and a half percent (1.5%) of the Outstanding Balance as of the date Borrower exercises such deferral right for the third deferral.

(c)     The following provision shall be added to the Note as Section 16:

“16.    Ownership Limitation. Notwithstanding anything to the contrary contained in this Note, Borrower shall not issue any Conversion Shares to the extent that after giving effect to such issuance would cause Lender (together with its affiliates) to beneficially own a number of shares exceeding 9.99% of the number of shares of Common Stock outstanding on such date (including for such purpose the shares of Common Stock issuable upon such issuance) (the “Maximum Percentage”). For purposes of this section, beneficial ownership of Common Stock will be determined pursuant to Section 13(d) of the 1934 Act. By written notice to Borrower, Lender may increase, decrease or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Lender.”

(d)     The following provision shall be added to the Note as Section 17:

“Exchange Cap. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, Borrower and Lender agree that the total cumulative number of shares of Common Stock issued to Lender hereunder together with all other Transaction Documents may not exceed the amounts described Section 713 of the NYSE American LLC Company Guide that would require stockholder approval of Borrower (“Exchange Cap”), except that such limitation will not apply if Borrower obtains stockholder approval to exceed the Exchange Cap, it being acknowledged, for the avoidance of doubt, Borrower has no obligation to seek such approval. If Borrower is unable to obtain stockholder approval to exceed the Exchange Cap, any remaining Outstanding Balance of this Note must be repaid in cash.”

(e)    The following shall be added as new defined terms to Attachment 1 to the Note:

“A13.    “Equity Conditions Failure” means that any of the following conditions has not been satisfied on any given Redemption Date: (a) with respect to the applicable date of determination all of the Conversion Shares would be freely tradable under Rule 144 or without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of this Note); (b) no Event of Default shall have occurred or be continuing hereunder; (c) Borrower’s Common Stock shall be listed on NYSE American; (d) trading in Borrower’s Common Stock has not been halted, suspended, chilled, frozen, reached zero bid, or otherwise ceased trading on NYSE American; (e) Borrower has secured a supplemental listing of the Conversion Shares from NYSE American; and (f) such issuance of Conversion Shares would not exceed the Exchange Cap.”

“A14.    “Maximum Monthly Redemption Amount” means $400,000.00 for the months of May, June and July 2020 and $300,000.00 for each calendar month thereafter.”

(f)     The following shall be added as a new Section 18:

“18    Voting Rights. Except as required by law, Lender shall have no voting rights with respect to any of the Conversion Shares unless and until they have been issued by Borrower.”

(g)    The following shall be added as a new Section 19:

“19    Legends.

19.1    Restrictive Legend. Lender understands that this Note and until such time as the Conversion Shares may be sold pursuant to Rule 144 under the Securities Act or an exemption from registration under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Shares, as applicable, may bear a restrictive legend in substantially the following form (and a stop-transfer order consistent therewith may be placed against transfer of the certificates for such securities):

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE

SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, INCLUDING PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER SECTION 4(a)(7) OF THE SECURITIES ACT OR APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4(a)(1) AND A HALF SALE.””

19.2     Removal of Restrictive Legends. The certificates or book entries evidencing the Conversion Shares shall not contain or be subject to any legend or stop transfer instructions restricting the transfer thereof: (A) following any sale of such Conversion Shares pursuant to Rule 144, (B) if such Conversion Shares are eligible for sale under Rule 144(b)(1), (C) if Lender certifies at any time that Lender is not an “affiliate” of Borrower (as such term is used under Rule 144 pursuant to the Securities Act), and Lender’s holding period for purposes of Rule 144 and subsection (d)(3)(ii) thereof with respect to the Conversion Shares is at least six (6) months (it being acknowledged and agreed by Borrower that Lender’s holding period for the Conversion Shares shall be deemed to have commenced on the October 22, 2019), or (D) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) (the “Unrestricted Conditions”). Promptly following such time as any of the Unrestricted Conditions have been satisfied, Borrower shall cause its counsel to issue a legal opinion or other instruction to the Transfer Agent (if required by the Transfer Agent) to effect the issuance of the Conversion Shares without a restrictive legend or, in the case of Conversion Shares that have previously been issued, the removal of the legend thereunder. If any of the Unrestricted Conditions are met at the time of issuance of the Conversion Shares, then the Conversion Shares shall be issued free of all legends. Borrower shall assume (and Lender shall be deemed to represent) that Lender is not an affiliate of Borrower, unless Lender has otherwise advised Borrower in writing to the contrary.

19.3    Sale of Unlegended Shares. Lender agrees that the removal of the restrictive legend from any certificates representing securities is predicated upon Borrower’s reliance that the Lender will sell any Conversion Shares pursuant to an exemption from the registration requirements of the Securities Act.”

(h)    The following shall be added as a restrictive legend to the top of the first page of the Note:

“THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, INCLUDING PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER SECTION 4(a)(7) OF THE SECURITIES ACT OR APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4(a)(1) AND A HALF SALE.”

3.    Restructuring Fee. In consideration of Lender’s agreement to make the Note convertible, its fees incurred in preparing this Amendment and other accommodations set forth herein, Borrower agrees to pay to Lender a restructuring fee of $105,000.00 (the “Restructuring Fee”). The Restructuring Fee is hereby added to the outstanding balance of the Note as of the date of this Amendment. Lender and Borrower further agree that the Restructuring Fee is deemed to be fully earned as of the date hereof, is nonrefundable under any circumstance, and that the Restructuring Fee tacks back to the date of the Note for Rule 144 purposes. Borrower represents and warrants that as of the date hereof the outstanding balance of the Note, following the application of the Restructuring Fee, is $1,850,701.27.

4.    Share Reserve. Promptly after the execution of this Amendment, and for so long as the Note is outstanding, Borrower covenants and agrees to establish with its transfer agent a share reserve of 650,000 shares of its common stock for the sole and exclusive benefit of Lender.

5.    Representations and Warranties of Borrower. In order to induce Lender to enter into this Amendment, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a)    Borrower has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment or the performance of any of the obligations of Borrower hereunder, except as have been made or as contemplated or required by this Amendment. This Amendment has been duly executed by Borrower and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligations of Lender, enforceable against Borrower in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)    There is no fact known to Borrower or which should be known to Borrower which Borrower has not disclosed to Lender on or prior to the date of this Amendment which would or could materially and adversely affect the understanding of Lender expressed in this Amendment or any representation, warranty, or recital contained in this Amendment.

(c)    Except as expressly set forth in this Amendment, Borrower acknowledges and agrees that neither the execution and delivery of this Amendment nor any of the terms, provisions, covenants, or agreements contained in this Amendment shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Borrower under the terms of the Transaction Documents.

(d)    Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Lender, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Amendment and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Transaction Documents. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Borrower hereby acknowledges and agrees that the execution of this Amendment by Lender shall not constitute an acknowledgment of or admission by Lender of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

(e)    Borrower represents and warrants that as of the date hereof no Events of Default or other material breaches exist under the Transaction Documents or have occurred prior to the date hereof.

6    Representations and Warranties of Lender. In order to induce Borrower to enter into this Amendment, Lender, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a)    Lender has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority or other third party is required as a condition to the validity of this Amendment or the performance of any of the obligations of Lender hereunder. This Amendment has been duly executed by Lender and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligations of Lender, enforceable against Lender in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)    Lender understands that the Note and the Conversion Shares are being offered, sold, issued and delivered to it in reliance upon specific provisions of federal and applicable state securities laws, and that the Borrower is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein for purposes of qualifying for exemptions from registration under the Securities Act and applicable state securities laws. Lender understands that the Note and the Conversion Shares will be subject to restrictions on transfer, and bear restrictive legends, as (and only to the extent) set forth in the Note.

(c)    Lender is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. Lender has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in the Note and the Conversion Shares, and has so evaluated the merits and risks of such investment.

7.    Certain Acknowledgments and Agreements. Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Lender to Borrower in connection with this Amendment. Borrower has submitted a supplemental application for the listing of the Conversion Shares with the NYSE American and will use its reasonable best efforts to secure such listing. Within the required time following the execution of this Amendment Borrower shall file a Current Report on Form 8-K (the “8-K Filing”) describing all the material terms of the transactions contemplated by this Amendment.

8.    Other Terms Unchanged. The Note, as amended by this Amendment, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed. Any reference to the Note after the date of this Amendment is deemed to be a reference to the Note as amended by this Amendment. If there is a conflict between the terms of this Amendment and the Note, the terms of this Amendment shall control. No forbearance or waiver may be implied by this Amendment. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Lender under the Note, as in effect prior to the date hereof. For the avoidance of doubt, this Amendment shall be subject to the governing law, venue, and Arbitration Provisions, as set forth in the Note.

9.    No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Amendment and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Amendment, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Amendment.

10.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

11.    Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

LENDER:

ILIAD RESEARCH AND TRADING, L.P.

By: Iliad Management, LLC, its General Partner

By: Fife Trading, Inc., its Manager

By:	/s/ John M. Fife
John M. Fife, President

BORROWER:

MYOMO, INC.

By:	/s/ David A. Henry

Printed Name:	David A. Henry

Title:	Chief Financial Officer

[Signature Page to Amendment to Promissory Note]